Exhibit 10.2

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Amendment”), dated for reference purposes only August 6, 2020, is entered into between Phillip H. Raiser, Trustee of the JHR Marital Trust under Trust Agreement dated October 2, 1969, as amended, Phillip H. Raiser, Trustee of the JHR Bypass Trust under Trust Agreement dated October 2, 1969, as amended, Harvey E. Chapman, Jr., Trustee of the Harvey E. Chapman, Jr. Living Trust under Trust Agreement dated July 17, 2006, and Colleen C. Badell, Trustee of the Colleen C. Badell Living Trust under Trust Agreement dated July 17, 2006, as tenants in common (individually and collectively, "Landlord"), and RingCentral, Inc., a Delaware corporation ("Tenant").

RECITALS

A.Landlord and Tenant entered into that certain Lease dated September 25, 2014 (the Lease”) for Premises located at 20 Davis Drive, Belmont, California 94002, which was amended by that certain First Amendment to Lease dated January 9, 2015 (the original lease as amended are herein together referred to as the “Lease”).
B.The parties have agreed to extend the Term of the Lease, and desire to enter into this Amendment to the Lease to reflect the terms and conditions applicable during the Extended Term (as defined below).

AGREEMENT
In consideration of these facts and other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, Landlord and Tenant now agree to amend the Lease as follows:

1.Definitions. All capitalized terms used herein but not specifically defined shall be deemed to have the meanings ascribed to such terms in the Lease.
2.Extension of Lease Term. The Lease is hereby extended for five (5) additional years (the “Extended Term”), commencing on August 1, 2021, and, unless earlier terminated pursuant to the terms of the Lease, shall terminate on July 31, 2026 (the “Extended Term Expiration”). All references in the Lease to the Term and the Term Expiration shall be deemed to refer to the Extended Term and the Extended Term Expiration, respectively.
3.Base Rent Increase. The Monthly Base Rent for the first 12 months of the Extended Term shall be $3.23 per rentable square foot for a total of $271,798.04 and shall increase annually thereafter by three percent (3%) for the balance of the Extended Term. Therefore, from August 1, 2022 through July 31, 2023, the Monthly Base Rent shall be $279,951.98 (equal to $3.33 per rentable square foot), from August 1, 2023 through July 31, 2024, the Monthly Base Rent shall be $288,350.54 (equal to $3.43 per rentable square foot), from August 1, 2024 through July 31, 2025, the Monthly Base Rent shall be $297,001.06 ($3.53 rentable square foot), from August 1, 2025 through July 31, 2026, the Monthly Base Rent shall be $305,911.09 (equal to $3.64 per rentable square foot).
4.Property Management Fees. Commencing on August 1, 2021, the property management fees described in Paragraph 1(d) of the Lease shall be four percent (4%) of Project revenues.
5.Elevator Replacement. Landlord shall, at Landlord’s sole cost and expense which shall not be included in Operating Expenses under the Lease, replace the existing elevator systems of the Building as soon as reasonably possible, it being Landlord’s intention to cause the completion of such work during calendar year 2020. Landlord shall cause Tenant to be named a third party beneficiary of any and all warranties received in connection with the elevator systems work.

6.Additional Option to Extend. Landlord and Tenant acknowledge they negotiated this Amendment in lieu of exercise of Tenant’s Option to Extend the Lease, pursuant to Paragraph 43 of the Lease. Landlord hereby grants to Tenant one (1) additional option to extend the Term of the Lease for a “Second Extended Term” of five (5) years, commencing on August 1, 2026 and ending on July 31, 2031, on the same terms and conditions as those set forth in Paragraph 43 of the Lease, except that the references therein to the “Extended Term” shall be replaced with the words “Second Extended Term.”
7.Security Deposit. Landlord acknowledges that it currently holds a cash security deposit in the amount of Two Hundred Sixty Six Thousand Five Hundred Forty Seven and 03/100 Dollars ($266,547.03), which it shall continue to hold through the Extended Term. The parties acknowledge and agree that no additional deposit is required as consideration for this Amendment.
8.Brokers. The Brokers identified in the Basic Lease Information are hereby revised to be Cushman & Wakefield, as the Landlord’s Broker, and Newmark Knight Frank as the Tenant’s Broker. Landlord shall compensate Landlord’s Broker and Tenant’s Broker pursuant to a separate agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation claimed against the beneficiary of the indemnity alleged to arise from or on account of the indemnifying party’s dealings with any real estate broker or agent other than Landlord’s Broker and Tenant’s Broker.
9.Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The parties hereto consent and agree that this Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. The parties further consent and agree that (i) to the extent a party signs this Amendment using electronic signature technology, by clicking “sign”, such party is signing this Amendment electronically and (ii) the electronic signatures appearing on this Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.
10.No Other Modification. Lessor and Lessee agree that, except as otherwise specifically modified in this Amendment, the Lease has not been modified, supplemented, amended, or otherwise changed in any way and the Lease remains in full force and effect between the parties hereto. To the extent of any inconsistency between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall apply and govern the parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment on the respective dates indicated below:

TENANT:		LANDLORD:
RINGCENTRAL, INC.		"JHR Marital Trust"
a Delaware corporation

By:	/s/ John H. Marlow	/s/Phillip H. Raiser
Its:	Chief Administrative Officer	Phillip H. Raiser, Trustee of the JHR Marital Trust under Trust Agreement dated October 2, 1969, as amended
Date:	8/6/2020
		Date:	8/6/2020

"JHR Bypass Trust"

/s/Phillip H. Raiser
Phillip H. Raiser, Trustee of the JHR Bypass Trust under Trust Agreement dated October 2, 1969, as amended

		Date:	8/6/2020

"HEC Trust"

/s/Harvey E. Chapman, Jr.
Harvey E. Chapman, Jr., Trustee of the Harvey E. Chapman, Jr. Living Trust under Trust Agreement dated July 17, 2006

		Date:	8/6/2020

"CCB TRUST"

/s/Colleen C. Badell
Colleen C. Badell, Trustee of the Colleen C. Badell Living Trust under Trust Agreement dated July 17, 2006

		Date:	8/6/2020